Exhibit 99.1

PAB Bankshares, Inc. 3250 North Valdosta Road P.O. Box 3460 Valdosta, Georgia 31604-3460 Phone: 229-241-2775 Fax: 229-241-2774 Website: www.pabbankshares.com	NEWS RELEASE November 7, 2007

PAB Bankshares, Inc. to Present at
Sandler O’Neill Financial Services Conference

VALDOSTA, GA.:  PAB Bankshares, Inc. (NASDAQ: PABK), the holding company for The Park Avenue Bank, announced that they will participate in the 2007 Financial Services Conference in Naples, Florida, sponsored by Sandler O’Neill & Partners, L.P. on Tuesday, November 13, 2007.  Company President and Chief Executive Officer M. Burke Welsh, Jr. will participate in a panel discussion titled “Community Banking in the Southeast” at 2:20 p.m. Eastern Time.  Also attending the conference will be Executive Vice President and Chief Financial Officer Jay Torbert.

The conference can be viewed via webcast at www.sandleroneill.com and live audio access to the discussion is also available through a direct dial in to (800) 638-5439, passcode: Session 1.

About PABK
The Company is a $1.2 billion bank holding company headquartered in Valdosta, Georgia, and its sole operating subsidiary is The Park Avenue Bank.  Founded in 1956, the Bank currently operates in 20 branch offices and three loan production offices in 15 counties in Georgia and Florida.  Additional information on the Bank’s locations and the products and services offered by the Bank is available on the Internet at www.parkavebank.com.

The Company’s common stock is listed on the NASDAQ Global Select Market under the symbol PABK.  More information on the Company is available on the Internet at www.pabbankshares.com.

Cautionary Note to Investors Regarding Forward-Looking Statements
The webcast referenced in this news release may contain “forward-looking statements” within the meaning of the federal securities laws, including, without limitation, statements regarding the Company’s outlook on asset quality, credit losses, loan and deposit growth, interest rates, economic conditions, the effects of our de novo branch expansion, and the anticipated repricing of our deposits and other liabilities, and are based upon management’s beliefs as well as assumptions made based on data currently available to management.  When words like “anticipate”, “believe”, “intend”, “plan”, “expect”, “estimate”, “could”, “should”, “will” and similar expressions are used, you should consider them as identifying forward-looking statements.  These forward-looking statements are not guarantees of future performance, and a variety of factors could cause the Company’s actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements.  The following list, which is not intended to be an all-encompassing list of risks and uncertainties affecting the Company, summarizes several factors that could cause the Company’s actual results to differ materially from those anticipated or expected in these forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) changes in the interest rate environment may reduce margins or the volumes or values of loans made by The Park Avenue Bank; (3) general economic conditions (both generally and in our markets) may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduction in demand for credit; (4) legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect the businesses in which we are engaged; (5) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than we can; (6) our ability to attract and retain key personnel can be affected by the increased competition for experienced employees in the banking industry; (7) adverse changes may occur in the bond and equity markets; (8) war or terrorist activities may cause further deterioration in the economy or cause instability in credit markets; (9) restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals; (10) economic, governmental or other factors may prevent the projected population, residential and commercial growth in the markets in which we operate; and (11) the risk factors discussed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.  The Company undertakes no obligation to revise these statements following the date of this press release.

Contact:	Donald J. “Jay” Torbert, Jr., Executive Vice-President & Chief Financial Officer
(229) 241-2775, ext. 1717
jayt@parkavebank.com